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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                           _______________________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



             February 25, 1997                 February 21, 1997
             ___________________________________________________
                                               (Date of earliest
                                                event reported)



                             PUGET SOUND ENERGY, INC.
             (Exact name of registrant as specified in its charter)


             Washington            1-4393            91-0374630
             (State or other       (Commission       (I.R.S. Employer
             jurisdiction of       File Number)      Identification
             incorporation)                          Number)



             411 108th Avenue N.E., Bellevue, Washington 98004-5515
              (Address of principal executive offices, zip code)


             Registrant's telephone number, including area code:
                                206/454-6363



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ITEM 5  OTHER EVENTS

     On Friday, February 21, 1997, Puget Sound Energy, Inc. (formerly Puget Sound Power & Light Company) ("Puget"), the Montana Power Company ("Montana") and Montana's wholly-owned subsidiary, Western Energy Company ("Western") signed agreements settling and dismissing a pending litigation matter and resolving two arbitrable disputes regarding coal prices under Puget's coal supply agreements with Western to serve Puget's share of four coal-fired generation projects, Colstrip 1 & 2 and Colstrip 3 & 4. Puget, Montana and Western have also agreed to work together to restructure the existing contractual arrangements for the operations of the Colstrip projects.

     (1) Puget and Montana signed agreements to settle and to dismiss with prejudice litigation pending in Federal District Court in Montana regarding a Power Sales Agreement ("PSA") between the parties which provides 94MW of power to Puget associated with Montana's share of Colstrip Unit 4. Under the agreement, the PSA will be amended to (a) reduce the monthly fixed charges to Puget by $6,500 per megawatt beginning January 1, 1997 through expiration of the PSA in 2010; (b) provide Puget with 3 MW of additional capacity from the ruggedized blade replacements at no additional monthly fixed charge upon a one time payment of one-half the capital costs; and (c) eliminate the 75% capacity factor limitation on Puget's right to schedule 97MW.

     (2) Puget, Montana and Western agreed to settle a pending arbitrable dispute regarding the Coal Supply Agreement associated with Colstrip Units 1&2 in which Puget has a 50% ownership share. Puget has further agreed to withdraw from participation in the pending Colstrip 3&4 dispute, under the gross inequity provision of the associated coal supply agreement with Western, and to forego any benefits from the pending claim if pursued by the other non-operating owners. Puget has a 25% ownership share of Units 3&4. Under the settlement, to the extent not modified on a going-forward basis by a restructuring described below, Western will reduce the price of Colstrip 1&2 and 3&4 coal to Puget beginning January 1, 1997 until the next price re-openers. Puget expects to achieve savings on coal costs during this period ranging from $4 million to $6 million, annually.

     (3) The parties have agreed to work together to restructure the existing contractual arrangements for the Colstrip projects and the associated Rosebud Mine areas as if they were under common ownership in order to achieve savings and benefits from integrated operations. This restructuring contemplates the participation of the other non-operating owners of Colstrip 3&4. If a restructuring occurs, the terms and conditions of the coal supply, transportation and plant operations under a restructuring would replace the coal price terms for Colstrip 1&2 and 3&4 coal, on a going-forward basis, as described in paragraph (2) above.

     Montana has estimated that these agreements will result in an annual reduction in Montana Power's revenues between $11 and $13 million, before anticipated efficiency gains, commencing January 1, 1997. Puget will see a reduction in its power supply costs of approximately the same amount. In addition, Puget expects reductions in coal taxes and royalties and anticipates efficiency gains through restructuring.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PUGET SOUND ENERGY, INC.

Date:  February 25, 1997     By       William S. Weaver
                                      ___________________________
                                      William S. Weaver
                                      Vice Chairman
                                      Chairman of Unregulated Subsidiaries